SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On February 9, 2008, Skins Inc. (the “Company”) and Dennis Walker executed an Employment Agreement (the “Agreement”) in connection with the employment of Mr. Walker as the Company’s Senior Vice President of Sales. Pursuant to the terms of the Agreement, the Company will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Mr. Walker is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company also agreed to grant Mr. Walker 50,000 options exercisable at fair market value on the date of grant under the Company’s Amended and Restated 2005 Incentive Plan. If Mr. Walker’s employment is terminated for cause, as defined in the Agreement, Mr. Walker will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. In the event Mr. Walker is terminated without cause or he resigns with good reason, he will be entitled to severance pay from the Company. The amount of the severance pay will be an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the Agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the Agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period. In addition, in the event of termination without cause or for good reason, he will receive all accrued base salary, bonus compensation to the extent earned, vested deferred compensation, any benefits under any plans of the Company in which he is a participant, accrued vacation pay and any as well as any expense reimbursements due and owing to his, all to the date of termination. A copy of Mr. Walker’s employment agreement is attached to this Form 8-K as Exhibit 10.1.

On February 11 and 14, 2008, the Company issued two Secured Promissory Notes (the “Notes”) to two lenders (the “Lenders”) in the principal amount of $40,000 and $100,000, respectively, for a total financing of $140,000 (the “Loan”). The Notes bear interest at the rate of 5% per annum compounded annually and is secured by the grant of a security interest by the Company to the Lenders in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Notes upon the Company’s completion of a financing, and in no event later than six months from the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the Lenders will receive 58,824 and 185,185 shares of the Company’s common stock, respectively, for a total of 244,009 shares (the “Shares”). In addition, the Lenders received piggy-back registration rights with respect to the Shares. One of the Lenders is Michael Rosenthal, the Chairman of the Board of Directors of the Company, who entered into the $100,000 Note. Of the $100,000, $25,000 was used to pay certain amounts due and payable to Mr. Rosenthal, including Board member fees. A form of the Notes is filed with this Current Report as Exhibit 10.2. THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD AS DESCRIBED ABOVE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

On February 12, 2008, the Company entered into an office space lease agreement (the “Lease”) with Summit Office Suites. Pursuant to the terms of the Lease, the Company will pay a base monthly rent of $1,430 (including utilities, maintenance, and a rate abatement) for a room located at 1115 Broadway, 12th Floor, New York, NY 10010. Other one-time and continuing fees are due and payable. The Lease expires on May 31, 2008. The Company may terminate the Lease on the last day of any month provided that 60-day prior written notice has been provided. A copy of the Lease is attached to this Form 8-K as Exhibit 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in the second paragraph of Item 1.01, above, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Dennis Walker Employment Agreement dated February 9, 2008
10.2	Form of Skins Inc. Secured Promissory Note
10.3	Lease Agreement with Summit Office Suites dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Dennis Walker Employment Agreement dated February 9, 2008
10.2	Form of Skins Inc. Secured Promissory Note
10.3	Lease Agreement with Summit Office Suites dated February 12, 2008